NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

RIDER

ANNUAL DEATH BENEFIT RESET (ADBR)

RIDER DATA PAGE

Maximum Age of Owner (or Annuitant, if Owner is not a natural person) eligible to reset the Reset Value on the Reset Anniversary	85
Rider Charge	0.25%

ICC15-R302A

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

RIDER

ANNUAL DEATH BENEFIT RESET (ADBR)

This Rider is attached to and made a part of the Policy. All of the terms and provisions contained in the Policy apply to this Rider unless otherwise amended by or specified in this Rider. Capitalized terms used but not defined in this Rider have the meaning set forth in the Policy or in other attached riders. In the case of a conflict between any provisions contained in the Policy and this Rider, the provisions of this Rider will control.

This Rider provides a guaranteed death benefit and is available only at the time of application. The Owner cannot withdraw the guaranteed death benefit amount as a lump sum and it is payable only as a death benefit if an Owner dies prior to the Annuity Commencement Date. At least once each Policy Year, we will provide a report that will include the amount of the current guaranteed death benefit provided by this Rider. This Rider will terminate if the Policy is assigned or if there is a change in ownership (except under conditions explained herein). Please refer to the Rider Provisions for details.

DEFINITIONS

RESET ANNIVERSARY: The Policy Anniversary occurring every year from the Policy Date until the Owner (or the Annuitant if the Owner is not a natural person) attains the maximum reset Age described on the Rider Data Page. On the first Policy Anniversary, the Policy Date shown on the Policy Data Page will be used as the prior Reset Anniversary.

RESET VALUE: The Reset Value on the first Reset Anniversary (first Policy Anniversary) is equal to the greater of:

a)	the Accumulation Value of the Policy on the first Reset Anniversary; and

b)	the Return of Premium Death Benefit.

The Reset Value on the second and each subsequent Reset Anniversary is equal to the greater of:

a)	the Accumulation Value of the Policy on the current Reset Anniversary; and

b)

the Reset Value on the prior Reset Anniversary plus any Premium Payments made and, if applicable, any Premium Credits applied since the prior Reset Anniversary, less any Reset Value Proportional Reduction since the prior Reset Anniversary.

RESET VALUE PROPORTIONAL REDUCTION: The amount withdrawn from the Policy (including any Surrender Charges), divided by the Policy’s Accumulation Value immediately preceding the withdrawal, multiplied by the Reset Value immediately preceding the withdrawal.

RIDER DATA PAGE: The pages preceding this Rider, entitled “Rider Data Page, containing the Rider specifications.

RIDER PROVISIONS

1. Rider Benefits

This Rider resets and locks in the highest Reset Value available on each Reset Anniversary. This value may be available as a death benefit, subject to the conditions described in this Rider.

Upon the Owner’s death, this Rider will end and we will pay the ADBR value, as described in Provisions 2 and 4 below, unless the Policy remains in force under the Spousal continuation provision of the Policy, if available. If the Owner is not a natural person or is a grantor trust for federal income tax purposes, this Rider will end upon the Annuitant’s or grantor’s death, as applicable, and Spousal continuance will not apply.

ICC15-R302	1

2. Determination Of The ADBR Value

We will determine the ADBR value as the greatest of:

a)	the amount of the death benefit payable under the Policy;

b)

the Reset Value as of the most recent Reset Anniversary plus any additional Premium Payments made since the most recent Reset Anniversary (not including any applicable Premium Credits, if credited to the Policy’s Accumulation Value within the twelve months immediately preceding death), less any Reset Value Proportional Reduction made since the most recent Reset Anniversary; or

c)	any death benefit available under any other rider attached to the Policy.

3. Rider Charges

Each Policy quarter, we will deduct a charge from the Accumulation Value based on a percentage of the Policy’s Reset Value as of the last Reset Anniversary less any Reset Value Proportional Reduction. For purposes of determining the Rider Charge during the first Policy Year, the Reset Value is the initial Premium Payment shown on the Policy Data Page, less any Reset Value Proportional Reduction. We will deduct the charge on a pro-rata basis from each Allocation Alternative, the DCA Advantage Account, and the Fixed Account. Once you have purchased this Rider, the Rider charge percentage will not change. The charge will no longer apply if this Rider ends, as explained in Provision 7 below. The charge percentage for this Rider is stated on the Rider Data Page.

4. Payment Of The ADBR Value

The ADBR value is payable if you die prior to the Annuity Commencement Date, unless the Policy remains in force under the Spousal continuation provision of the Policy, if available. If your Spouse continues the Policy, this Rider will not end and the ADBR value is payable upon the death of your Spouse. If the Owner is not a natural person, Spousal continuance is not available and the ADBR value is payable at the Annuitant’s death. If the Owner is a grantor trust for federal income tax purposes, the ADBR value is payable at the death of the grantor.

We will pay an amount as proceeds to the designated Beneficiary as of the date we receive Proof of Death and claim information.

The ADBR value is not payable if this Rider terminates, as explained in Provision 7 below.

5. Rider Effective Date

This Rider is effective as of the Policy Date.

6. Rider Cancellation

This rider is non-cancelable. Once elected, the provisions of this Rider will remain in effect, subject to the conditions in Provision 7 below.

7. Rider Termination

This Rider will terminate on the earliest to occur of the following events:

a)	if you fully surrender the Policy for any reason;

b)	if we terminate the Policy as described in the Policy’s termination provision;

c)	if there is a change in ownership or an assignment of the Policy unless:

i.)

the new Owner or assignee assumes full ownership of the contract and is essentially the same person (e.g., an individual ownership changed to a personal revocable trust, a joint ownership by Spouses changed to the surviving Spouse when one of them dies, a change to the Owner’s Spouse during the Owner’s lifetime, a change to a court appointed guardian representing the Owner during the Owner’s lifetime);

ii.)	the Owner’s Spouse, when designated as the sole primary Beneficiary, continues the Policy after the Owner dies, as described in the Policy; or

ICC15-R302	2

iii.)

the assignment is for the purposes of effectuating an exchange of the contract under section 1035 of the Internal Revenue Code (i.e., this Rider may continue during the temporary assignment period and not terminate until the contract is actually surrendered).

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Chair, President & CEO

Secretary

ICC15-R302	3

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

RIDER

ANNUAL DEATH BENEFIT RESET (ADBR)

RIDER DATA PAGE

Maximum Age of Owner (or Annuitant, if Owner is not a natural person) eligible to reset the Reset Value on the Reset Anniversary	85
Rider Charge	0.50%

ICC15-R302A

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

RIDER

ANNUAL DEATH BENEFIT RESET (ADBR)

This Rider is attached to and made a part of the Policy. All of the terms and provisions contained in the Policy apply to this Rider unless otherwise amended by or specified in this Rider. Capitalized terms used but not defined in this Rider have the meaning set forth in the Policy or in other attached riders. In the case of a conflict between any provisions contained in the Policy and this Rider, the provisions of this Rider will control.

This Rider provides a guaranteed death benefit and is available only at the time of application. The Owner cannot withdraw the guaranteed death benefit amount as a lump sum and it is payable only as a death benefit if an Owner dies prior to the Annuity Commencement Date. At least once each Policy Year, we will provide a report that will include the amount of the current guaranteed death benefit provided by this Rider. This Rider will terminate if the Policy is assigned or if there is a change in ownership (except under conditions explained herein). Please refer to the Rider Provisions for details.

DEFINITIONS

RESET ANNIVERSARY: The Policy Anniversary occurring every year from the Policy Date until the Owner (or the Annuitant if the Owner is not a natural person) attains the maximum reset Age described on the Rider Data Page. On the first Policy Anniversary, the Policy Date shown on the Policy Data Page will be used as the prior Reset Anniversary.

RESET VALUE: The Reset Value on the first Reset Anniversary (first Policy Anniversary) is equal to the greater of:

a)	the Accumulation Value of the Policy on the first Reset Anniversary; and

b)	the Return of Premium Death Benefit.

The Reset Value on the second and each subsequent Reset Anniversary is equal to the greater of:

a)	the Accumulation Value of the Policy on the current Reset Anniversary; and

b)

the Reset Value on the prior Reset Anniversary plus any Premium Payments made and, if applicable, any Premium Credits applied since the prior Reset Anniversary, less any Reset Value Proportional Reduction since the prior Reset Anniversary.

RESET VALUE PROPORTIONAL REDUCTION: The amount withdrawn from the Policy (including any Surrender Charges), divided by the Policy’s Accumulation Value immediately preceding the withdrawal, multiplied by the Reset Value immediately preceding the withdrawal.

RIDER DATA PAGE: The pages preceding this Rider, entitled “Rider Data Page, containing the Rider specifications.

RIDER PROVISIONS

1. Rider Benefits

This Rider resets and locks in the highest Reset Value available on each Reset Anniversary. This value may be available as a death benefit, subject to the conditions described in this Rider.

Upon the Owner’s death, this Rider will end and we will pay the ADBR value, as described in Provisions 2 and 4 below, unless the Policy remains in force under the Spousal continuation provision of the Policy, if available. If the Owner is not a natural person or is a grantor trust for federal income tax purposes, this Rider will end upon the Annuitant’s or grantor’s death, as applicable, and Spousal continuance will not apply.

ICC15-R302	1

2. Determination Of The ADBR Value

We will determine the ADBR value as the greatest of:

a)	the amount of the death benefit payable under the Policy;

b)

the Reset Value as of the most recent Reset Anniversary plus any additional Premium Payments made since the most recent Reset Anniversary (not including any applicable Premium Credits, if credited to the Policy’s Accumulation Value within the twelve months immediately preceding death), less any Reset Value Proportional Reduction made since the most recent Reset Anniversary; or

c)	any death benefit available under any other rider attached to the Policy.

3. Rider Charges

Each Policy quarter, we will deduct a charge from the Accumulation Value based on a percentage of the Policy’s Reset Value as of the last Reset Anniversary less any Reset Value Proportional Reduction. For purposes of determining the Rider Charge during the first Policy Year, the Reset Value is the initial Premium Payment shown on the Policy Data Page, less any Reset Value Proportional Reduction. We will deduct the charge on a pro-rata basis from each Allocation Alternative, the DCA Advantage Account, and the Fixed Account. Once you have purchased this Rider, the Rider charge percentage will not change. The charge will no longer apply if this Rider ends, as explained in Provision 7 below. The charge percentage for this Rider is stated on the Rider Data Page.

4. Payment Of The ADBR Value

The ADBR value is payable if you die prior to the Annuity Commencement Date, unless the Policy remains in force under the Spousal continuation provision of the Policy, if available. If your Spouse continues the Policy, this Rider will not end and the ADBR value is payable upon the death of your Spouse. If the Owner is not a natural person, Spousal continuance is not available and the ADBR value is payable at the Annuitant’s death. If the Owner is a grantor trust for federal income tax purposes, the ADBR value is payable at the death of the grantor.

We will pay an amount as proceeds to the designated Beneficiary as of the date we receive Proof of Death and claim information.

The ADBR value is not payable if this Rider terminates, as explained in Provision 7 below.

5. Rider Effective Date

This Rider is effective as of the Policy Date.

6. Rider Cancellation

This rider is non-cancelable. Once elected, the provisions of this Rider will remain in effect, subject to the conditions in Provision 7 below.

7. Rider Termination

This Rider will terminate on the earliest to occur of the following events:

a)	if you fully surrender the Policy for any reason;

b)	if we terminate the Policy as described in the Policy’s termination provision;

c)	if there is a change in ownership or an assignment of the Policy unless:

i.)

the new Owner or assignee assumes full ownership of the contract and is essentially the same person (e.g., an individual ownership changed to a personal revocable trust, a joint ownership by Spouses changed to the surviving Spouse when one of them dies, a change to the Owner’s Spouse during the Owner’s lifetime, a change to a court appointed guardian representing the Owner during the Owner’s lifetime);

ii.)	the Owner’s Spouse, when designated as the sole primary Beneficiary, continues the Policy after the Owner dies, as described in the Policy; or

ICC15-R302	2

iii.)

the assignment is for the purposes of effectuating an exchange of the contract under section 1035 of the Internal Revenue Code (i.e., this Rider may continue during the temporary assignment period and not terminate until the contract is actually surrendered).

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Chair, President & CEO

Secretary

ICC15-R302	3